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EXHIBIT 10.63
                      LIMITED PARTNERSHIP AGREEMENT

                    OF SDG MACERICH PROPERTIES, L.P.






                            TABLE OF CONTENTS


                                                                    Page


ARTICLE I  DEFINITIONS                                               1
      1.1  Definitions                                               1

ARTICLE II GENERAL PROVISIONS                                        6
      2.1  Formation and Organization                                6
      2.2  Partnership Name                                          7
      2.3  Purpose                                                   7
      2.4  Registered Office; Registered Agent                       7
      2.5  Term                                                      7
      2.6  Filings                                                   7
      2.7  Bankruptcy Limitations                                    7

ARTICLE III    PARTNERS' CAPITAL CONTRIBUTIONS                       8
      3.1  Capital Contributions of the Partners                     8
      3.2  Other Matters                                             8

ARTICLE IV ALLOCATIONS                                               8
      4.1  Allocation of Profits and Losses                          8
      4.2  Elections                                                 9

ARTICLE V  DISTRIBUTIONS                                             9
      5.1  Distributions                                             9
      5.2  Amounts Withheld                                          9
      5.3  In Kind Distributions                                     9

ARTICLE VI MANAGEMENT                                               10
      6.1  Management Generally                                     10
      6.2  Executive Committee                                      10
      6.3  No Individual Authority                                  12
      6.4  Operating Committee.                                     12
      6.5  Warranted Reliance by Executive Committee Members and
           Operating Committee Members on Others                    14
      6.6  Authority of the General Partners                        15
      6.7  Tax Matters Partner                                      15
      6.8  Tax Elections                                            15
      6.9  Right to Rely on a General Partner                       15
      6.10 Duties and Obligations of General Partners               16
      6.11 Indemnification of General Partners                      18
      6.12 Reimbursement                                            18
      6.13 Removal of General Partners                              19
      6.14 Management Agreements                                    19
      6.15 REIT Status                                              20
      6.16 Defaults and Remedies                                    22

ARTICLE VII    AMENDMENTS                                           23
      7.1  Amendments                                               23

ARTICLE VIII    TRANSFERS OF PARTNERSHIP INTERESTS                  24
      8.1  Rights of Transferees                                    24

ARTICLE IX POWER OF ATTORNEY                                        24
      9.1  General Partner as Attorney                              24

ARTICLE X  DISSOLUTION AND WINDING UP                               24
      10.1 Liquidating Events                                       24
      10.2 Winding Up                                               25

ARTICLE XI BOOKS AND REPORTS                                        26
      11.1 Books of Account and Records 26

ARTICLE XII    MISCELLANEOUS                                        26
      12.1 Notices                                                  26
      12.2 Binding Effect                                           27
      12.3 Severability                                             27
      12.4 Governing Law                                            27
      12.5 Counterpart Execution                                    27

                     LIMITED PARTNERSHIP AGREEMENT

                    OF SDG MACERICH PROPERTIES, L.P.



           THIS LIMITED PARTNERSHIP AGREEMENT is entered into and shall be effective as of the 24th day of February, 1998, by and between Simco Acquisitions, Inc., a Delaware corporation ("Simco"), and a wholly owned subsidiary of Simon DeBartolo Group, Inc., a Maryland corporation, and Macerich Property EQ GP Corp., a Delaware corporation ("Macerich"), and a wholly owned subsidiary of The Macerich Company, a Maryland corporation (each, individually, a ``General Partner,'' and collectively, the ``General Partners''), and SM Portfolio Limited Partnership, a Delaware limited partnership, as the Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:

                                ARTICLE I

                               DEFINITIONS

    1.1         Definitions.   As used in this Agreement, the  following
terms have the following meanings:

        (a) ``Act'' means the Delaware Revised Uniform Limited Partnership Act, as set forth in Title 6, Chapter 17 of the Delaware Code, as amended from time to time (or any corresponding provisions of succeeding law).

       (b) ``Affiliate'' shall have the meaning set form in the SM Partnership Agreement.

       (c) ``Agreement'' or ``Partnership Agreement'' means this Agreement of Limited Partnership, as amended from time to time.

      (d)       ``Bankruptcy'' shall mean, with respect to any  Partner,
(i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner; (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; (v) the filing of an answer by such Partner admitting the material allegations of any such petition; (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (ix) the failure of such Partner to pay its debts as they mature; (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; or
(xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

          (e) ``Capital Account'' means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with
Section 704(b) of the Code and the Regulations thereunder.

         (f) ``Capital Contributions'' means, with respect to any Partner, the amount of money or other property or assets contributed to the Partnership from time to time with respect to the interest in the Partnership held by such Person.

        (g) ``Code'' means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

        (h)    ``Controlling Partner'' is defined in Section 6.16(c).

        (i)    ``Defaulting Partner'' is defined in Section 6.16.

        (j) ``Depreciation'' means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted Basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          (k) ``Employee Benefit Plan'' has the meaning assigned to the term ``employee benefit plan'' in Section 3(3) of ERISA, which is or was maintained or contributed to by the Partnership or a Related Person to the Partnership.

         (l)   ``Event of Default'' is defined in Section 6.16.


        (m) ``Executive Committee'' shall have the meaning set forth in Section 6.2.

        (n) ``Executive Committee Members'' shall have the meaning set forth in Section 6.2.

       (o) ``Equitable'' shall mean The Equitable Life Assurance Society of the United States, a New York corporation, the "seller" of the Properties under the Purchase Agreement.

       (p) ``Existing Financing'' shall mean that certain financing with respect to all of the Properties evidenced by those certain collateralized fixed and floating rate notes in the aggregate principal sum of $485,000,000 issued by Equitable, which notes are secured by, inter alia, those documents and instruments more particularly described on Exhibit B to the Purchase Agreement.

       (q) ``Fiscal Year'' means (i) the period commencing on the date hereof and ending on December 31, 1998 and, (ii) any subsequent twelve (12) month period commencing on January 1.

       (r) ``General Partnership Interest'' means the Partnership Interest held by each General Partner constituting one half of one percent (.5%) of the total Partnership Interests outstanding and owned by all of the Partners.

      (s) ``Gross Asset Value'' means the adjusted basis of property for Federal income tax purposes, except that the Gross Asset Value of the Property will be adjusted to its fair market value (i) whenever such adjustment is required in order for allocations under this Agreement to have "economic effect'' within the meaning of Regulation
Section 1.704-1(b)(2)(iv), and (ii) if the General Partners consider appropriate, whenever such adjustment is permitted under Regulation
Section 1.704-l(b)(2)(ii). If the Gross Asset Value of property is so adjusted, such Gross Asset Value shall thereafter be further adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      (t) ``Independent Director'' means, with respect to any Person, a director of such Person who is not at the time of appointment and who has not at any time during the preceding five (5) year period prior to such director's appointment as a director and during the continuation of such director's service as a director has not been and does not become subsequently: (i) a partner, stockholder or holder of any other beneficial interest in such Person or in any Affiliate of such Person, (ii) a director, officer, partner, trade creditor or employee of such Person or any partner, subsidiary or Affiliate of such Person,

(iii) a customer, service provider (including professionals), creditor, supplier, independent contractor, manager, or any other Person who derives more than $2,000 annually from its activities with such Person or any Affiliate or partner of such Person (other than revenue derived in respect of being an Independent Director); (iv) a Person controlling or controlled by any of the Persons referenced in clauses (i) (ii) or
(iii) above, or (v) a member of the immediate family of any such Person referenced in clauses (i), (ii), (iii) or (iv) above. Solely for purposes of this definition, (x) "Affiliate'' shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, and (y) "control'' of a person shall mean (i) either the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership of 10% or more of the voting securities of such Person.

          (u)   ``Limited   Partner''   means  SM   Portfolio   Limited
Partnership and any Person who has become a Limited Partner pursuant to the terms of this Agreement.

         (v) ``Limited Partnership Interest'' means that Partnership Interest held by the Limited Partner constituting ninety-nine percent (99%) of the total Partnership Interests outstanding and owned by all of the Partners.

        (w)    ``Macerich Management Agreement'' is defined in  Section
6.14.

       (x) ``Majority in Interest '' means as of any date any Partner or Partners whose aggregate Partnership Interests constitute at least a simple majority of the aggregate Partnership Interests then outstanding.

      (y) ``Net Cash Flow from Operations'' means the gross proceeds from Partnership operations, less the portion thereof used to pay or establish reserves for all Partnership expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the General Partners. "Net Cash Flow From Operations'' shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances but shall be increased by any reduction of reserves previously established pursuant to this paragraph or the succeeding paragraph.

     (z) ``Net Cash From Sales or Refinancings'' means the net cash proceeds from the sale or other disposition and all refinancings of the Property, less any portion thereof used to establish reserves, all as determined by the General Partners. "Net Cash From Sales or Refinancings'' shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with the sale or other disposition of the Property.

       (aa) ``Operating Committee'' shall have the meaning set forth in Section 6.4.

      (bb) ``Operating Committee Members'' shall have the meaning set forth in Section 6.4.

     (cc) ``Partners'' means all General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein. "Partner'' means any one of the Partners.

      (dd) ``Partnership'' means the partnership formed pursuant to the certificate of limited partnership and this Agreement.

      (ee) ``Partnership Interest'' means the respective percentage interest of a Partner in the Partnership as set forth in Exhibit A attached hereto.

      (ff)       ``Person''    means   any   individual,   partnership,
corporation, trust, or other entity.

      (gg) ``Profits'' and ``Losses'' means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

             (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this subsection shall be added to such taxable income or loss;

            (ii) In the event the Gross Asset Value of any property is adjusted pursuant to Subparagraph (i) of the definition of Gross Asset Value", the amount of such adjustment shall be taken into account as gain or loss from the disposition of the property for purposes of computing Profits or Losses;

            (iii) Gain or loss resulting from the disposition of any property shall be computed by reference to the Gross Asset Value of such property, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

           (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation contained herein; and

            (v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations

          Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

           (hh) ``Properties'' shall mean the real properties to be acquired by the Partnership pursuant to the Purchase Agreement, each of which real properties is more specifically identified and defined on
Schedule 1 attached hereto, together with all other tangible and intangible property to be acquired by the Partnership pursuant to the Purchase Agreement.

          (ii)  ``Property''   shall  mean  any   of   the   Properties
individually.

          (jj) ``Property Manager'' shall mean the property manager for any particular Property engaged pursuant to a Macerich Management Agreement or Simco Management Agreement, as the case may be, as well as any property manager approved by the Executive Committee with respect to any Property.

         (kk) ``Purchase Agreement'' shall mean that certain Purchase and Sale Agreement by and between Equitable and SM Portfolio Partners, which provides for the sale of the Properties by Equitable to SM Portfolio Partners, subject to the Existing Financing.

         (ll) ``REIT'' means a "real estate investment trust" within the meaning of Section 856 of the Code.

         (mm) ``Regulations'' means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        (nn)    ``SIMCO  Management Agreement'' is  defined  in  Section
6.14.

        (oo) ``SM Partnership Agreement'' means the Partnership Agreement of SM Portfolio Limited Partnership, dated as of February 24, 1998.

                               ARTICLE II

                           GENERAL PROVISIONS

           2.1 Formation and Organization. The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Each Partner's initial Capital Contribution and corresponding

Partnership Interest is set forth in Exhibit A, which is attached to and forms part of this Agreement. The Partnership shall be treated as a partnership for Federal income tax purposes, and the Tax Matters Partner (as defined in Section 6.7) shall make any elections and take any and all other actions necessary to effect such partnership status.

           2.2 Partnership Name. The name of the Partnership shall be SDG Macerich Properties, L.P., and all business of the Partnership shall be conducted in such name.

          2.3 Purpose. The limited purposes for which the Partnership is organized are to acquire, improve, lease, finance, refinance, mortgage, operate, manage, own, hold, sell exchange or otherwise disclose of or deal with the Properties, or any part thereof, and to engage in any and all activities related or incidental thereto. The Partnership shall not engage in any other business activity, and shall not own any assets or incur any indebtedness other than the assets or indebtedness relating to the Properties or otherwise in furtherance of the purposes of the Partnership.

        2.4 Registered Office; Registered Agent. The registered office and registered agent for service of process of the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 or such other Person as the General Partners may appoint.

      2.5 Term. The term of the Partnership commenced on the date the certificate of limited partnership was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership (in accordance with Article X) and the completion of its business.

     2.6          Filings.

           (a) The General Partners shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of Delaware and any other states or jurisdictions in which the Partnership engages in business.

           (b) Upon the dissolution of the Partnership, the General Partners shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

 2.7 Bankruptcy Limitations. The Partnership shall not, without unanimous vote of the directors of the General Partners (which must include the affirmative vote of at least one Independent Director of each General Partner) (i) commence any case, proceeding or other action seeking protection for the Partnership as a debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Partnership as a debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, (iii) file an answer in any involuntary case or proceeding described in clause (ii) above admitting the material allegations of the petition therein or otherwise failing to contest any such involuntary case or proceeding,
(iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for a substantial portion of its properties, (v) make any assignment for the benefit of the creditors of the Partnership, or
(vi) admit in writing the inability of the Partnership to generally pay its debts as they mature or that the Partnership is generally not paying its debts as they become due.

                                 ARTICLE III

                     PARTNERS' CAPITAL CONTRIBUTIONS

        3.1 Capital Contributions of the Partners. Each Partner has made the initial Capital Contributions set forth in Exhibit A attached hereto and any subsequent Capital Contributions shall be reflected in the books and records of the Partnership. No Partner shall be obligated to make any additional Capital Contributions. Each Partner shall establish and maintain a Capital Account with respect to the Partnership.

      3.2         Other Matters.

           (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all Partners.

           (b) The General Partners shall not have any personal liability for the repayment of any Capital Contributions of any Limited Partner.

          (c)   The  Limited Partner shall not be personally liable  for
the   debts,  liabilities,  contracts  or  other  obligations   of   the
Partnership.

                                ARTICLE IV

                               ALLOCATIONS

  4.1 Allocation of Profits and Losses. The Profits and Losses of the Partnership shall be allocated among the Partners in accordance with their Partnership Interests; provided, however, that, in accordance with Code Section 704(c) and the Regulations thereunder and Regulation
Section 1.704-1(b)(4)(i), income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

   4.2 Elections. In no event shall the Tax Matters Partner (as defined in Section 6.7) make any election or cause any election to be made that would cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Partnership under the Code or otherwise, and all material decisions with respect to the calculation of the Net Profits or Net Losses of the Partnership, shall be made in such manner as may be determined by the General Partners to be in the best interests of the Partners.

                                ARTICLE V

                              DISTRIBUTIONS

 5.1 Distributions. Net Cash Flow From Operations, Net Cash Flow from Sales or Refinancings, and, except as otherwise prohibited under this Agreement, any of the Properties, shall be distributed at such times as the General Partners may determine, to the Partners pro rata in accordance with their Partnership Interests.

    5.2 Amounts Withheld. The General Partners are authorized to withhold from distributions or allocations to a Partner and to pay over to any Federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other Federal, state or local law with respect to any payment, distribution or allocation to the Partnership or the Partner and shall allocate any such amounts to the Partner with respect to which such amount was withheld. All amounts so withheld shall be treated as amounts distributed to such Partner, and will reduce the amount otherwise distributable to such Partner, pursuant to this Article V for all purposes under this Agreement.

    5.3 In Kind Distributions. If there shall occur, as between the General Partners, a deadlock over a Buy-Sell Major Decision (as defined in the SM Partnership Agreement), then either General Partner may elect to cause the Property with respect to which such deadlock exists to be distributed in kind to the Partners pro rata in accordance with their Partnership Interests; provided, however, that no such in kind distribution shall occur unless, either prior to or contemporaneously with such distribution, the Property is released from the Existing Financing, or any other lien or encumbrance to which it may become subject after the date hereof.

                               ARTICLE VI

                               MANAGEMENT

      6.1 Management Generally. The management of the Partnership shall be vested in the Executive Committee, Operating Committee and the General Partners constituted as hereinafter provided. The Limited Partner shall have no part in the management or control of the Partnership, shall have no authority or right to act on behalf of the Partnership in connection with any matter, and shall have no right to consent to or approve any action by the General Partners except as expressly provided herein or as required by the Act.

    6.2 Executive Committee. The Partnership shall at all times have an executive committee (the "Executive Committee") composed of two individuals (the "Executive Committee Members") who shall oversee the performance of the Operating Committee.

           (a)      Membership and Voting.

                     (i) Membership. The Executive Committee will consist of two (2) Executive Committee Members, with one (1) Executive Committee Member appointed by each General Partner. Concurrently with the execution and delivery of this Agreement, the General Partners have notified one another in writing of their respective initial appointed Executive Committee Member. Each General Partner may, at any time, appoint an alternate Executive Committee Member by prior written notice to the other General Partner's appointed Executive Committee Member and such alternates will have all the powers, authority and duties of a regular Executive Committee Member in the absence or inability of a regular Executive Committee Member to serve. In no event, however, shall the other Executive Committee Member be under any obligation to make inquiries as to, or verify or confirm, any such absence or inability to serve of a regular Executive Committee Member, it being understood and agreed that the Executive Committee Members shall be entitled to rely upon and accept an alternate Executive Committee Member's assertion of the absence or inability to serve of the regular Executive Committee Member in question. Each
     General Partner shall cause its appointed Executive Committee Member and alternate Executive Committee Member to comply with the terms of this Agreement. Each General Partner will have the power to remove its Executive Committee Member or alternate Executive Committee Member appointed by it by written notice to the other General Partner's Executive Committee Member. Vacancies on the Executive Committee will be filled by appointment by the General Partner that appointed the Executive Committee Member previously holding the position that is then vacant. The General Partners may mutually agree to increase or decrease the size of the Executive Committee proportionately, from time to time. Notices to an Executive Committee Member shall be delivered to such Person's attention at the address set forth in Section 12.1 for the General Partner that appointed such Executive Committee Member. No appointment or removal by a General Partner of an Executive Committee Member or alternate Executive Committee Member shall be effective until written notice of such action is received or deemed received pursuant to Section 12.1 by the Executive Committee Member of the other General Partner. Each General Partner and its respective Executive Committee Member and alternate Executive Committee Member, when dealing with the other General Partner's respective Executive Committee Member and alternate Executive Committee Member, (i) shall be entitled to rely upon and accept the written act, approval, consent or vote of each of such other
     General Partner's then-appointed Executive Committee Member and alternate Executive Committee Member, and (ii) shall be under no obligation to make any inquiries in order to verify or confirm any of such written acts, approvals, consents or votes.
              (ii)   Voting.  Each Executive Committee Member shall have
     one vote on any decision of the Executive Committee. An Executive Committee Member may give a written proxy to another Executive
     Committee Member to vote on such Executive Committee Member's behalf in such Executive Committee Member's absence. Except as expressly provided to the contrary in this Agreement, all actions, decisions, capital calls, determinations, waivers, approvals and consents to be taken or given by the Executive Committee must be unanimously approved by the Executive Committee Members (whether or not present at the meeting at which such vote occurs).

             (b)      Meetings  of  the  Executive Committee;  Time  and
Place. Unless otherwise agreed by the Executive Committee, regular meetings of the Executive Committee shall be held no less often than quarterly at such time and at such place as the Executive Committee
shall  determine.   At  such regular meetings, the  Operating  Committee
shall report on the financial performance and condition of the Partnership on a year-to-date basis (including cash flows, reserves, outstanding loans, and compliance efforts), progress on capital projects, material contracts entered into, material litigation, marketing and leasing efforts, deviations from any budget and such other matters relevant to the management and operation of the Partnership and the Properties. Special meetings of the Executive Committee shall be held on the call of any Executive Committee Member; provided that at least three (3) business days' notice is given to all Executive Committee Members (unless written waiver of this requirement by all Executive Committee Members is obtained). A quorum for any Executive
Committee meeting shall consist of not less than two (2) Executive Committee Members (one appointed by each General Partner) present either in person or by proxy. The Executive Committee may make use of telephones and other electronic devices to hold meetings; provided that the Executive Committee Members participating in such meeting can hear one another. The Executive Committee may act without a meeting if the action taken is reduced to writing and approved by the Executive
Committee in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Executive Committee. However, any action taken or matter agreed upon by the Executive Committee shall be deemed final, whether or not written minutes are ever prepared or finalized.

         6.3 No Individual Authority. Except as otherwise expressly provided in this Agreement, no Partner, acting alone, shall have any authority to act for, or undertake or assume any obligation or responsibility on behalf of, the other Partner or the Partnership.

       6.4 Operating Committee. Unless otherwise agreed to by the General Partners, the management of the Partnership, subject to the restrictions on its authority set forth in Section 6.2, shall be vested in the operating committee (the "Operating Committee"). The Operating Committee shall be composed of two individuals (the "Operating Committee Members") who shall vote on all management issues relating to the business and operations of the Partnership.

            (a)      Membership and Voting.

                    (i) Membership. The Operating Committee will consist of two (2) Operating Committee Members, with one (1) Operating Committee Member appointed by each General Partner. Concurrently with the execution and delivery of this Agreement, the General Partners have notified one another in writing of their respective initial appointed Operating Committee Member. Each General Partner may, at any time, appoint one of its employees as an alternate Operating Committee Member by prior written notice to the other General Partner's appointed Operating Committee Member and such alternates will have all the powers, authority and duties of a regular Operating Committee Member in the absence or inability of a regular Operating Committee Member to serve. In no event, however, shall the other Operating Committee Member be under any obligation to make inquiries as to, or verify or confirm, any such absence or inability to serve of a regular Operating Committee Member, it being understood and agreed that the Operating Committee Members shall be entitled to rely upon and accept an alternate Operating Committee Member's assertion of the absence or inability to serve of the regular Operating Committee Member in question. Each General Partner shall cause its appointed Operating Committee Member and alternate Operating Committee Member to comply with the terms of this Agreement. Each General Partner will have the power to remove its Operating Committee Member or alternate Operating Committee Member appointed by it by written notice to the other General Partner's Operating Committee Member. Vacancies on the Operating Committee will be filled by appointment by the General Partner that appointed the Operating Committee Member previously holding the position that is then vacant. The General Partners may mutually agree to increase or decrease the size of the Operating Committee proportionately, from time to time. Notices to an Operating Committee Member shall be delivered to such Person's attention at the address set forth in Section 12.1 for the General Partner that appointed such Operating Committee Member. No appointment or removal by a General Partner of an Operating Committee Member or alternate Operating Committee Member shall be effective until written notice of such action is received or deemed received pursuant to Section 12.1 by the Operating Committee Member of the other General Partner. Each General Partner and its respective Operating Committee Member and alternate Operating Committee Member, when dealing with the other General Partner's respective Operating Committee Member and alternate Operating Committee Member, (i) shall be entitled to rely upon and accept the written act, approval, consent or vote of each of such other
     General Partner's then-appointed Operating Committee Member and alternate Operating Committee Member, and (ii) shall be under no obligation to make any inquiries in order to verify or confirm any of such written acts, approvals, consents or votes.

                   (ii) Voting. Each Operating Committee Member shall have one vote on any decision of the Operating Committee. An Operating Committee Member may give a written proxy to another Operating Committee Member or any Partner's employee to vote on such Operating Committee Member's behalf in such Operating Committee Member's absence. Except as expressly provided to the contrary in this Agreement, all actions, decisions, capital calls, determinations, waivers, approvals and consents to be taken or given by the Operating Committee must be unanimously approved by the Operating Committee Members (whether or not present at the meeting at which such vote occurs).

                 (b) Reports and Meetings of the Operating Committee; Time and Place. The Operating Committee shall report to the Executive Committee on activities undertaken by the Operating Committee, as required by the Executive Committee and this Agreement. Unless otherwise agreed by the Operating Committee, regular meetings of the Operating Committee shall be held monthly at such time and at such place as the Operating Committee shall determine. Special meetings of the Operating Committee shall be held on the call of any Operating Committee Member; provided that at least three (3) business days' notice is given to all Operating Committee Members (unless written waiver of this requirement by all Operating Committee Members is obtained). A quorum for any Operating Committee meeting shall consist of not less than two
(2) Operating Committee Members (one appointed by each General Partner) present either in person or by proxy. The Operating Committee may make use of telephones and other electronic devices to hold meetings; provided that the Operating Committee Members participating in such meeting can hear one another. The Operating Committee may act without a meeting if the action taken is reduced to writing and approved by the Operating Committee in accordance with the other voting provisions of this Agreement. Written minutes shall be taken at each meeting of the Operating Committee. However, any action taken or matter agreed upon by the Operating Committee shall be deemed final, whether or not written minutes are ever prepared or finalized. Operating Committee meetings may be attended by persons other than the Operating Committee Members (including other employees of the Partners and their Affiliates).

                (c) Duties of the Operating Committee. The Operating Committee shall be generally responsible for overseeing and managing the day-to-day business, operations and affairs of the Partnership and carrying out the duties delegated to it by the Executive Committee, and shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control. The Operating Committee may, in carrying out its duties, defend against lawsuits or other judicial or administrative proceedings brought against the Partnership, provided that it promptly notifies the Executive Committee of such action. The funds of the Partnership shall not be commingled with the funds of any other Person, and the Operating Committee shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership. The bank accounts of the Partnership shall be maintained in such banking institutions as are approved by the Operating Committee and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement on such signature or signatures as the Operating Committee may determine. Subject to the limitations on its powers and authorities set forth in this Agreement, the Operating Committee shall ensure that the Partnership complies with its obligations under the Purchase Agreement and the loan documents pertaining to the Existing Financing, and all other material agreements to which the Partnership is a party or by which the Partnership is bound. The Operating Committee shall also have the duties imposed upon it elsewhere in this Agreement. The Operating Committee shall devote sufficient time, effort and managerial resources to the business of the Partnership as is reasonably required to fulfill its obligations hereunder.

          6.5 Warranted Reliance by Executive Committee Members and Operating Committee Members on Others. In exercising their authority and performing their duties under this Agreement, the Executive Committee Members and the Operating Committee Members shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

                 (a) one or more agents of the Partnership whom the Executive Committee Member or Operating Committee Member, as the case may be, reasonably believes to be reliable and competent in the matters presented; and

                (b) any attorney, public accountant, or other person as to matters which the Executive Committee Member or Operating Committee Member, as the case may be, reasonably believes to be within such person's professional or expert competence.

        6.6    Authority of the General Partners.

         (a) Except as otherwise provided herein, the General Partners shall have the power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership set forth in Section 2.3 and to perform all acts incidental thereto or connected therewith which it may deem necessary or advisable, including, without limitation, the power to:

                (i)     acquire or sell any assets of the Partnership;

                (ii) incur indebtedness on behalf of the Partnership and secure any and all of such indebtedness with the assets of the
          Partnership: and

                (iii) open, maintain, and close bank accounts and draw checks or other orders for the payment of money.

       6.7 Tax Matters Partner. Macerich Property EQ GP Corp. is specifically authorized and appointed to act as the ``Tax Matters Partner'' under section 6231(a)(7) of the Code and in any similar capacity under state or local law; provided, however, that it shall exercise its authority in such capacity subject to all applicable terms and limitations set forth in this Agreement. Notwithstanding the foregoing, the Tax Matters Partner shall not, without the prior written approval of the other General Partner, (i) make any tax election on behalf of the Partnership, (ii) take any action with respect to any federal, state or local contest of any partnership item (as defined in
Section 6231(a)(7) of the Code (or any successor thereto) (and comparable provisions of state and local income tax laws) of the Partnership, or (iii) take any action with respect to any audit of any federal, state or local income tax return or income tax report filed by or on behalf of the Partnership.

      6.8 Tax Elections. Without limiting in any way the General Partners' rights and powers under Section 6.6, and subject to Section 6.7, the Tax Matters Partner may make any and all elections for Federal, state, and local tax purposes including any election, if permitted by applicable law, to adjust the basis of the Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership distributions.

      6.9 Right to Rely on a General Partner. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by a General Partner as to the identity of such General Partner or the Limited Partner, the Persons who are authorized to execute and deliver any instrument or document of the Partnership, and any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

      6.10     Duties and Obligations of General Partners.

            (a) The General Partners shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged and (ii) for the accomplishment of the Partnership's purposes.

          (b) The General Partners shall cause to be provided, or cause the Partnership to carry, such insurance as is customary in the business in which the Partnership is engaged and in the places in which it is so engaged.

          (c) Notwithstanding anything to the contrary herein, the Partnership shall, and the General Partners shall cause the Partnership to:

              i) maintain its records and books of account separate from those of any other Person;

            ii) not commingle its assets and funds with those of any other Person (it being understood that a General Partner may, in its capacity as a general partner of the Partnership, hold assets or funds on behalf of the Partnership);

           iii) conduct its own business in its own name (it being understood that a General Partner may act on behalf of the
     Partnership   in  its  capacity  as  a  general  partner   of   the
     Partnership);

           iv)      maintain separate financial statements;

            v)      pay its own liabilities out of its own funds;

           vi) cause the directors of its general partners to meet on a regular basis, or act pursuant to a unanimous written consent, to carry on the business of the Partnership and keep minutes of such meetings and observe all limited partnership formalities, as applicable;

         vii) maintain an arms-length relationship with its Affiliates;

       viii)       pay the salaries of its own employees, if any, and
     maintain  a  sufficient  number  of  employees  in  light  of   its
     contemplated business operations;

         ix) not guarantee or become obligated for the debts of any other Person (except in connection with the endorsement of negotiable instruments in the ordinary course of business and except for a General Partner in its capacity as a general partner of the Partnership) or hold out its credit as being available to satisfy the obligations of others;

         x) allocate fairly and reasonably any overhead for shared office space;

        xi)       use separate stationery, invoices and checks;

           xii) not pledge its assets for the benefit of any other Person or make any loans or advances to any Person;

          xiii) maintain its accounts separate from those of any other Person (it being understood that a General Partner may, in its capacity as a general partner of the Partnership, maintain an account on behalf of the Partnership);

           xiv)          hold itself out as a separate entity;

           xv)           file its own tax returns, as required;

          xvi)           not   engage   in   any  nonexempt   ``prohibited
     transaction'' described in Section 406 of ERISA or section 4975 of the Code;

         xvii) not acquire obligations or securities of its stockholders or Affiliates (it being understood that a General Partner, in its capacity as a general partner of the Partnership, may hold its interest as a general partner of the Partnership);

              xviii) correct any misunderstanding actually known by it regarding its separate identity; and

              xix)     maintain  adequate  capital  in  light   of   its
     contemplated business operations.

         (d) Notwithstanding anything to the contrary herein, for so long as the Existing Financing is outstanding, the General Partners may not do, or cause or permit the Partnership to do, any of the following:
(i) wind up, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey, sell or transfer all or substantially all of the assets of the Partnership to any Person; (ii) approve any act by the Partnership as a result of which the Partnership would be dissolved; (iii) engage in any business or activity other than, in the case of a General Partner, the ownership of such General Partner's interest in the Partnership, or in the case of the Partnership, the ownership and operation of the Properties; or (iv) incur or assume any indebtedness, other than, in the case of the Partnership, the Existing Financing.

      6.11 Indemnification of General Partners. The General Partners or any officers or directors of the General Partners (collectively, "Indemnitees") shall have no liability to any Partner or the Partnership for, and the Partnership agrees to indemnify each Indemnitee to the fullest extent permitted by law from and against, any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership. However, each Indemnitee shall be liable, responsible, and accountable, and the Partnership shall not be liable to any Indemnitee, for any portion of such losses, judgments, liabilities and expenses that results from any Indemnitee's willful misconduct, or fraud, as finally determined by a court of competent jurisdiction. If any action, suit or proceeding shall be pending against the Partnership or an Indemnitee in connection with the Partnership, such Indemnitee shall have the right to employ separate counsel of its choice in such action, suit or proceeding. The reasonable fees and expenses of such separate counsel shall constitute expenses for the purposes of the indemnification provided by this Section 6.11. The satisfaction of the obligations of the Partnership under this Section 6.11 shall be from and limited to the assets of the Partnership, and no other Partner shall have any personal liability on account thereof. Each Indemnitee shall have the right to receive advances from the Partnership for all legal expenses and other costs incurred as a result of a legal action and for all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.11, but only if (i) the legal action relates to the performance of duties or services by such Indemnitee on behalf of the Partnership; and (ii) such Indemnitee undertakes to repay the advanced funds to the Partnership in the circumstances and the manner set out below. The Partnership shall make such advances (for which the Partnership is liable as determined above) within 30 days after a request for such advance is received. In the event that a determination is made that the Partnership is not so obligated in respect of any advance made by it, such Indemnitee will within 30 days of such determination repay the advanced funds to the Partnership with interest from the date of payment until the date of repayment of such amount and in the event that a determination is made that the Partnership is so obligated in respect of any amount not advanced by the Partnership to a particular Indemnitee, the Partnership will within 30 days of such determination pay such amount to such Indemnitee with interest from the date of any expenditure to the date of such determination. Any judgment against the Partnership and any Indemnitee wherein such Indemnitee is entitled to indemnification hereunder must first be satisfied from the assets of the Partnership before such Indemnitee is responsible for the satisfaction of such judgment.

     6.12 Reimbursement. A General Partner shall be reimbursed for all reasonable costs and expenses incurred by it on behalf of the Partnership. A General Partner shall receive no other compensation for managing the affairs of the Partnership.

     6.13 Removal of General Partners. A Majority in Interest of the Limited Partners shall have the power and authority to remove a General Partner and to appoint a replacement General Partner, provided that any such replacement General Partner shall be a Person (i) who consents to such appointment, (ii) who is capable of performing the functions of the replaced General Partner hereunder, and (iii) who is an entity organized pursuant to a certificate of incorporation (or other constituent documents) which includes provisions in form and in substance that comply with the requirements of the Existing Financing. Any replacement General Partner appointed pursuant to this Section 6.13 shall, effective upon acceptance of such appointment, be admitted as a General Partner of the Partnership, and shall succeed to all of the powers and responsibilities of the replaced General Partner hereunder. In the event that the replaced General Partner is replaced pursuant to this Section 6.13 by a replacement General Partner which does not purchase such replaced General Partner's Partnership Interest, (i) such replaced General Partner shall be treated as an assignee of a
Partnership Interest under Section 8.1 and may be admitted as a substituted Partner subject to the consent of a Majority in Interest of the Limited Partners and (ii) all Partnership Interests shall be reduced pro rata to the minimum extent necessary to admit the replacement General Partner as a Partner.

       6.14 Management Agreements. Macerich or an Affiliate of Macerich shall be hired as Property Manager to manage the Properties described on Schedule 2 attached hereto, and Simco or an Affiliate of Simco shall be hired as Property Manager to manage the Properties described on Schedule 3 attached hereto. The management of each of the Properties shall be governed by management agreements to be entered into prior to the Partnership's acquisition of the Properties. Macerich and Simco hereby covenant and agree to negotiate in good faith to agree upon a form management agreement which will govern the management of each of the Properties. One form management agreement will be used for all Properties, whether managed by Macerich or Simco. Notwithstanding anything to the contrary stated in this Agreement, Macerich, acting alone, shall have the exclusive right and authority on behalf of the Partnership so long as Macerich is not a Defaulting Partner (i) to determine on behalf of the Partnership whether Simco or its Affiliate acting as Property Manager under any management agreement for any property (each a "Simco Management Agreement") is in default under such Simco Management Agreement, and, if so, the action to be taken by the Partnership with respect thereto, (ii) to exercise termination rights in accordance with the terms under each Simco Management Agreement, (iii) to arrange for and cause the enforcement and defense of the
Partnership's rights under each such Simco Management Agreement (including by the prosecution or defense of any proceeding or action that it deems necessary or appropriate), (iv) to grant any approval or waiver under, or agree to any amendment or modification of, any Simco Management Agreement, and (v) to retain, as a Partnership expense, counsel of its choosing in connection with any of the foregoing actions set forth in clauses (i), (ii), (iii) or (iv). Notwithstanding anything to the contrary statement in this Agreement, Simco, acting alone, shall have the exclusive right and authority on behalf of the Partnership so long as Simco is not a Defaulting Partner (i) to determine on behalf of the Partnership whether Macerich or its Affiliate acting as Property Manager under any management agreement for any Property (each a "Macerich Management Agreement") is in default under such Macerich
Management Agreement, and, if so, the action to be taken by the Partnership with respect thereto, (ii) to exercise termination rights in accordance with the terms under each Macerich Management Agreement,
(iii) to arrange for and cause the enforcement and defense of the Partnership's rights under each such Macerich Management Agreement (including by the prosecution or defense of any proceeding or action that it deems necessary or appropriate), (iv) to grant any approval or waiver under, or agree to any amendment or modification of, any Macerich Management Agreement, and (v) to retain, as a Partnership expense, counsel of its choosing in connection with any of the foregoing actions set forth in clauses (i), (ii), (iii) or (iv). In no event shall Macerich have the right to cause the termination or cancellation of any Simco Management Agreement without cause, and in no event shall Simco have the right to cause the termination or cancellation of any Macerich Management Agreement without cause.

       6.15 REIT Status. The Partners hereby acknowledge that certain Persons directly or indirectly owning interests in Macerich or Simco or the Limited Partners are and intend to qualify at all times as a REIT, and that each such Partner's or other Person's ability to qualify as such will depend principally upon the nature of the Partnership's operations. Accordingly, the Partnership's operations shall be conducted at all times in a manner that will enable each of Macerich, Simco and the Limited Partners and each Person owning, directly or indirectly, interests in either Macerich or Simco or the Limited Partners to satisfy all requirements for REIT status under Sections 856 through 860 of the Code and the regulations promulgated thereunder to the extent possible. In furtherance of the foregoing (and not in limitation thereof), notwithstanding any other provision herein to the contrary, the Partnership shall conduct its operations in accordance with the following provisions at all times:

                (a) The Partnership shall not render any services to any lessee or sublessee or any customer thereof, either directly or through an "independent contractor" within the meaning of Section 856(d)(3) of the Code, if the rendering of such services shall cause all or any part of the rents received by the Partnership to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code;

               (b) The Partnership shall not own, directly or indirectly (taking into account the attribution rules referred to in Section 856(d)(5) of the Code), in the aggregate 10% or more of the total number of shares of all classes of stock, 10% or more of the voting power of all classes of voting stock or 10% or more of the assets or net profits of any lessee or sublessee of all or any part of any of the Properties;

                 (c) No lease or sublease of any space at the Properties shall provide for any rent based in whole or in part on the "income or profits" within the meaning of Section 856(d)(2)(A) of the Code derived by any lessee or sublessee;

              (d) The Partnership shall not own more than 10% of the outstanding voting securities of any one issuer (as determined for purposes of Section 856(c)(5)(B) of the Code);

             (e) Neither the Partnership nor any Partner shall take any action (or fail to take any action permitted under this Agreement) that would otherwise cause the Partnership's gross income to consist of more than one percent (1%) of income not described in Section 856(c)(2) of the Code or more than ten percent (10%) of income not described in
Section 856(c)(3) of the Code, or cause any significant part of the Partnership Assets to consist of assets other than "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code;

           (f) The Partnership shall distribute to the Partners during each Fiscal Year an amount of cash such that the portion so distributed will equal or exceed 100% of the amount of Partnership taxable income, if any, to be allocated to the Partners with respect to such Fiscal Year distributed at the times required to prevent the imposition of an excise tax under Section 4981 of the Code; provided, however, that if each such Partner's distributable share of any Net Cash Flow from Operations of the Partnership and its distributable share of any funds maintained in the Partnership reserves are insufficient to meet the aforesaid distribution requirement with respect to such Partner, then the Partnership shall have satisfied the foregoing distribution requirement with respect to such Partner upon distributing to it such distributable share of Net Cash Flow from Operations and funds maintained in the Partnership reserves. In no event shall the Partnership be required to borrow funds, or any Partner be required to contribute funds to the Partnership, in order to permit the Partnership to satisfy the foregoing distribution requirement. In no event shall the foregoing provisions of this subsection (f) adversely affect the allocation of, and Partnership Interest in, Net Cash Flow from Operations of any other Partner.

              (g) The Partnership shall not engage in any "prohibited transactions" within the meaning of Section 857(b)(6)(B)(iii) of the Code.

The  Partners  hereby  acknowledge that the foregoing  are  the  current guidelines applicable to the qualification of REITs. If and to the extent that any of the requirements to qualify for REIT status shall be changed, altered, modified or added to, then such changes, alterations, modifications or additions, as applicable, shall be deemed incorporated herein, and this Section 6.15 shall be deemed to be amended and modified as necessary to incorporate such changed, altered, modified or added REIT requirements.


        6.16   Defaults and Remedies.

                (a) Events of Default. The occurrence of any of the following events by or with respect to a Partner (the "Defaulting
Partner"; and the other Partners shall be referred to herein as a "Non-defaulting Partner," provided that the other Partners or any of them is not already a Defaulting Partner) shall be a default hereunder and if not cured within the applicable notice and cure period provided below, if any, such default shall constitute an "Event of Default" hereunder:

                     (i) The failure of a Partner to make any payment as required by this Agreement that is not cured within five (5) business days of written notice to such Partner;

                    (ii) The failure of a Partner to perform any of its other obligations under this Agreement or the breach by a Partner of any of the terms of this Agreement, and a continuation of such failure or breach for more than thirty (30) days after notice by a Non-defaulting Partner to the Defaulting Partner that such Defaulting Partner has failed to perform any of its obligations under, or has breached, this Agreement; provided that if such failure or breach is of the nature that it can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended for up to an additional sixty (60) days so long as the Defaulting Partner in good faith commences all reasonable curative efforts within ten (10) days of its receipt of such notice from the Non-defaulting Partner and diligently and expeditiously continues its curative efforts to completion; or

                   (iii) The occurrence of a Bankruptcy with respect to a Partner or the withdrawal by a Partner.

               (b)    Remedies.   Upon the occurrence of  any  Event  of
Default, a Non-defaulting Partner may elect to do one or more of the following:

                     (i) Exercise its rights under Section 6.16;

                    (ii) Dissolve the Partnership and commence to liquidate its assets as provided in Article X;

                  (iii) Enforce any covenant by the Defaulting Partner to advance money or to take or forbear from any other action hereunder; or

                  (iv) Pursue any other remedy permitted by this Agreement or at law or in equity.

             (c) Change of Governance of Partnership. In addition to any other rights or remedies which a Non-defaulting Partner may have under this Agreement or under applicable laws with respect to an Event of Default, a Non-defaulting Partner that is a General Partner shall have the option to exercise the rights set forth below in this
Section 6.16 in the event of the occurrence of any Event of Default by the other General Partner. Upon the occurrence of an Event of Default by a General Partner, the other General Partner may elect, by giving written notice to the Defaulting Partner, to assume the role of the "Controlling Partner" of the Partnership, and shall remain as such unless and until (i) the Partners otherwise agree, (ii) such Controlling Partner is removed as such pursuant to the foregoing provisions of this
Section  6.16  by reason of its having become a Defaulting  Partner,  or
(iii) such Event of Default is cured. During the period of time that an Event of Default by a General Partner has occurred and is continuing, the other General Partner shall have the authority to take exclusive charge and control of the Partnership free and clear of any and all restrictions (including any and all restrictions set forth in this Article VI and any and all consent, voting or approval rights granted the Executive Committee, Operating Committee or any General Partner, other than that of the Controlling Partner) imposed by this Agreement, and the Defaulting Partner's right to, acting alone, make certain decisions and take certain actions with respect to matters concerning the Partnership's management agreements with a Non-defaulting Partner (or its Affiliates) as provided in Section 6.14 shall be suspended and the other General Partner as the Controlling Partner shall make all such decisions and take all such actions thereunder. The Controlling Partner shall have the right to amend any fictitious business name statement, certificate of partnership, or any similar document to reflect such election and to provide that it is the sole General Partner authorized to bind the Partnership, and to file or record any such amended documents and change the Partnership's Principal Office, and each Partner hereby grants to the Controlling Partner its irrevocable power of attorney to do the same, which power of attorney shall be deemed to be a power coupled with an interest which may not be revoked until the termination and winding up of the Partnership. The provisions of this
Section 6.16(c) shall take precedence over any provision to the contrary set forth in this Agreement.

           (d) Remedies Not Exclusive. No remedy conferred upon the Partnership or any Partner in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

                               ARTICLE VII

                               AMENDMENTS

        7.1 Amendments. Amendments permitted to be made under this Agreement may be made only by an instrument in writing signed by all of the Partners. For so long as the Existing Financing is outstanding, the Partnership shall not amend, alter in any manner or delete Sections 2.3, 2.7, 6.10, 6.13, 7.1, or 10.1 hereof without the unanimous vote of all directors of the General Partners, including the Independent Directors of each General Partner; provided, however, that the Partnership may amend or alter any such Section without obtaining such consent in order to clarify the provision of such Section if (i) such amendment or alteration will not materially adversely affect the rights of the holders of any outstanding debt instruments of the Partnership, and
(ii) prior written notice is given to each rating agency for such debt instruments of such amendment and each rating agency approves the same.

                                 ARTICLE VIII

                   TRANSFERS OF PARTNERSHIP INTERESTS

         8.1 Rights of Transferees. An assignee of a Limited Partnership Interest shall be admitted as a substitute Limited Partner, and shall have all rights of a Partner under the Act and this Agreement. An assignee of a Partnership Interest shall execute an instrument in form and substance satisfactory to the General Partners agreeing to be bound by, and to acquire the Partnership Interest subject to, the provisions of this Agreement.

                                 ARTICLE IX

                            POWER OF ATTORNEY

       9.1 General Partner as Attorney. The Limited Partner hereby makes, constitutes, and appoints each General Partner its true and lawful attorney to make, sign, execute, certify, acknowledge, file, and record any instrument deemed necessary or appropriate by the General Partners to carry out fully the provisions of this Agreement. The Limited Partner authorizes the General Partners to take any further action which the General Partners consider necessary or advisable in connection with the foregoing.

                                 ARTICLE X

                       DISSOLUTION AND WINDING UP

       10.1 Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following, and upon no other event without the unanimous consent of all general partners of the Partnership at such time (``Liquidating Events''):

          (a)   January 1, 2095;

          (b) The sale of all property of the Partnership so long as the Existing Financing is no longer outstanding and all of the Partnership's obligations with respect to such Existing Financing have been satisfied;

          (c) The happening of any other event that makes it unlawful, impossible, or, so long as the Existing Financing is no longer outstanding and all of the Partnership's obligations with respect to the Existing Financing have been satisfied, impractical to carry on the business of the Partnership;

          (d) The withdrawal, removal or bankruptcy of the last remaining General Partner, the assignment by such General Partner of its entire interest in the Partnership or any other event that causes such General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 10.1; or

        (e)    At  any  time from and after the date which is  eighteen
(18) months after the acquisition of the Properties by the Partnership, upon the election of either General Partner, without cause and in its sole and absolute discretion; provided, however, that this subclause (e) shall not be effective unless, prior to or contemporaneously with any such transaction, the Existing Financing is satisfied in full.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Subparagraph (d) hereof, the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event Partners holding a majority of the remaining Partnership Interests in the Partnership agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

     10.2 Winding Up. Except as otherwise provided in Section 10.1, upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Partnership assets have been distributed pursuant to this Section 10.2 and the certificate of limited partnership has been canceled in accordance with the Act. The General Partner (or, in the event there is no General
Partner, any Person elected by the Limited Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Partnership assets to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

         (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors; and

         (b) The balance, if any, to the General Partners and the Limited Partner in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

           Notwithstanding the foregoing, in the event of a dissolution under the circumstances described in subclause (e) of Section 10.1, the assets of the Partnership shall not be sold, but shall be distributed in kind to the Partners.

                                ARTICLE XI

                            BOOKS AND REPORTS

        11.1   Books of Account and Records.

         (a) Appropriate books of account and records shall be kept by the General Partners at the principal office the Partnership and each Partner shall at all times have access thereto. Such books of account and records shall include a Register of Partnership Interests to reflect the ownership, transfer, pledge or release of pledge of uncertificated securities.

        (b) The books of account of the Partnership shall, at the election of the General Partners, be kept on a cash or accrual basis in accordance with sound accounting principles.

                               ARTICLE XII

                              MISCELLANEOUS

        12.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and addressed as follows, provided that any Partner may change any of the following information by delivering notice of such change to the other party:

          If to the Limited Partner:

               SM Portfolio Limited Partnership
               233 Wilshire Boulevard, Suite 700
               Santa Monica, California  90401
               Telecopier No.:  (310) 395-2791

          If to the General Partners:


               If to Simco Acquisitions, Inc.:

               c/o Simon DeBartolo Group
               National City Center
               115 West Washington Street
               Indianapolis, Indiana  46204
               Telecopier No.:  (317) 685-7221

               If to Macerich Property EQ GP Corp.:

               233 Wilshire Boulevard, Suite 700
               Santa Monica, California 90401
               Telecopier No.:  (310) 395-2791

Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered.

      12.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     12.3 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     12.4 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

    12.5 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

   [The remainder of this page has been intentionally been left blank]

           IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above written.

                                        General Partners

                                        Simco Acquisitions, Inc.


                                        By:
                                        Its:


                                        Macerich Property EQ GP Corp.


                                        By: \s\Richard A. Bayer
                                             Richard A. Bayer
                                        Its: General Counsel and Secretary



                                        Limited Partner

                                        SM Portfolio Limited Partnership

                                        By:  Macerich EQ GP Corp.,
                                             a Delaware corporation,
                                             its General Partner


                                        By:  \s\Richard A. Bayer
                                             Richard A. Bayer
                                        Its: General Counsel and Secretary

                                        By:  SDG EQ Associates, Inc.,
                                        a Delaware corporation,
                                        its General Partner

                                        By:


                                        Its:

                                EXHIBIT A

                    AGREEMENT OF LIMITED PARTNERSHIP

                                   OF



                                Partners

Names                               Capital Contribution  Partnership Interest

SM Portfolio Limited Partnership        $ 990                        99%

SDG Property EQ Associates, Inc.        $   5                        .5%

Macerich Property EQ GP Corp.           $   5                        .5%


                               SCHEDULE 1

                           LIST OF PROPERTIES


1.   Eastland Mall
     Evansville, Indiana

2.   Empire East
     Sioux Falls, South Dakota

3.   Empire Mall
     Sioux Falls, South Dakota

4.   Granite Run Mall
     Media, Pennsylvania

5.   Lake Square Mall
     Leesburg, Florida

6.   Lindale Mall
     Cedar Rapids, Iowa

7.   Mesa Mall
     Grand Junction, Colorado

8.   NorthPark Mall
     Davenport, Iowa

9.   Rushmore Mall
     Rapid City, South Dakota

10.  Southern Hills Mall
     Sioux City, Iowa

11.  SouthPark Mall
     Moline, Illinois

12.  Southridge Mall
     Des Moines, Iowa

13.  Valley Mall
     Harrisonburg, Virginia


                               SCHEDULE 2

                       MACERICH MANAGED PROPERTIES


1.   Empire East
     Sioux Falls, South Dakota

2.   Empire Mall
     Sioux Falls, South Dakota

3.   Lindale Mall
     Cedar Rapids, Iowa

4.   Mesa Mall
     Grand Junction, Colorado

5.   Rushmore Mall
     Rapid City, South Dakota

6.   Southern Hills Mall
     Sioux City, Iowa

7.   Southridge Mall
     Des Moines, Iowa

                               SCHEDULE 3

                        SIMCO MANAGED PROPERTIES



1.   Eastland Mall
     Evansville, Indiana

2.   Granite Run Mall
     Media, Pennsylvania

3.   Lake Square Mall
     Leesburg, Florida

4.   NorthPark Mall
     Davenport, Iowa

5.   SouthPark Mall
     Moline, Illinois

6.   Valley Mall
     Harrisonburg, Virginia